UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2021

FORTRESS CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39887	98-1554815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas

45th Floor

New York, NY 10105

(Address of principal executive offices, including zip code)

(212) 798-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-fifth of one redeemable warrant	FCAX.U	New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	FCAX	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	FCAX WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)    In connection with Fortress Capital Acquisition Corp.’s (the “Company”) Quarterly Report on Form 10-Q for the nine months ended September 30, 2021 filed with the Securities Exchange Commission (“SEC”) on November 8, 2021 (the “Q3 Form 10-Q”), the Company re-evaluated the accounting for its Class A ordinary shares subject to possible redemption as temporary equity. In accordance with the SEC and its staff’s guidance on redeemable equity instruments, which has been codified in Financial Accounting Standards Board’s Accounting Standards Codification Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”), paragraph 10-S99-3A, redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity. The Company had previously classified a portion of its Class A ordinary shares subject to possible redemption in permanent equity. Although the Company did not specify a maximum redemption threshold, its amended and restated memorandum and articles of association provides that the Company will not redeem its public shares in an amount that will cause its net tangible assets to be less than $5,000,001. Upon re-evaluation, the Company determined that the Class A ordinary shares include certain provisions that require classification of the Class A ordinary shares as temporary equity regardless of the minimum net tangible assets threshold. As a result, in connection with the Q3 Form 10-Q, the Company classified all of its Class A ordinary shares as temporary equity as of September 30, 2021 and adjusted its initial book value to redemption value in accordance with ASC 480. In connection with the change in presentation for the Class A ordinary shares subject to possible redemption, the Company also restated its earnings per share calculation to allocate net income (loss) pro-rata to Class A and Class B ordinary shares.

On December 6, 2021, management of the Company and the audit committee of the Company’s board of directors (the “Audit Committee”), concluded that the Company’s previously issued (i) audited balance sheet as of January 15, 2021 included in the Company’s Current Report on Form 8-K filed with the SEC on January 22, 2021, (ii) unaudited interim financial statements as of and for the three months ended March 31, 2021 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 13, 2021, (iii) unaudited interim financial statements as of and for the three and six months ended June 30, 2021 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2021 and (iv) unaudited interim financial statements as of and for the three and nine months ended September 30, 2021 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 8, 2021 (collectively, the “Affected Periods”), in each case, should no longer be relied upon due to the reclassification of the Company’s temporary and permanent equity and resulting restatement of the initial carrying value of the Company’s Class A ordinary shares subject to possible redemption (and related changes).

The restatement does not have any impact on the Company’s cash position or the cash held in its trust account.

The Company will restate its financial statements for the Affected Periods (excluding the audited balance sheet as of January 15, 2021) in the Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2021 to be filed with the SEC (the “Q3 Form 10-Q/A”). The Company will restate its audited balance sheet as of January 15, 2021 in a Current Report on Form 8-K/A to be filed with the SEC.

The Company’s management has concluded that, in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. The Company’s remediation plan with respect to such material weakness will be described in more detail in the Q3 Form 10-Q/A.

The Audit Committee and the Company’s management have discussed the matters disclosed in this Current Report on Form 8-K with WithumSmith+Brown, PC, the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS CAPITAL ACQUISITION CORP.

Date: December 6, 2021

	By:	/s/ Daniel N. Bass
	Name:	Daniel N. Bass
	Title:	Chief Financial Officer